UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

NYMAGIC, INC.
 (Exact name of registrant as specified in its charter)

New York	1-11238	13-3534162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 Third Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 551-0600

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 8, 2010, NYMAGIC, INC. (the “Company”) entered into executive severance agreements with Messrs. Paul J. Hart and Thomas J. Iacopelli, conditioned on the consummation of the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated July 15, 2010, by and among the Company, ProSight Specialty Insurance Holdings, Inc. and PSI Merger Sub Inc.

Messrs. Hart’s and Iacopelli’s current employment agreements, dated January 1, 2010, will continue in effect until the consummation of the Merger, at which time the new executive severance agreements will replace the current employment agreements in their entirety. The term of the executive severance agreements will begin on the date of the consummation of the Merger and remain in effect until December 31, 2012.

Under their respective executive severance agreements, Mr. Hart will continue to serve as General Counsel and will be entitled to a base salary of $300,000, and Mr. Iacopelli will continue to serve as Chief Financial Officer and will be entitled to a base salary of $275,000. In addition, each of Mr. Hart and Mr. Iacopelli will continue to participate in the Company’s annual incentive plan, under which each of Mr. Hart and Mr. Iacopelli has a target incentive bonus of 50% of his base salary.

Each of Messrs. Hart’s and Iacopelli’s executive severance agreements include provisions governing termination for any reason, termination without cause, resignation for good reason due to the Company’s requirement that such executive relocate, and resignation for good reason due to a material diminution in such executive’s duties and responsibilities.

Generally, in the event of a termination without cause or a resignation for good reason due to a relocation, the executive will be entitled to receive severance in an amount equal to (a) two times his base salary, plus (b) his pro rated bonus. In the event of a resignation for good reason due to a diminution in the executive's duties and responsibilities, the executive will be entitled to receive severance in an amount equal to (a) his base salary, plus (b) his pro rated bonus.

During the term of the executive severance agreements and thereafter, Messrs. Hart and Iacopelli are subject to confidentiality and non-disparagement provisions. In addition, during the term of the executive severance agreements and for a two-year period following termination of employment for any reason, Messrs. Hart and Iacopelli are also subject to non-competition and non-solicitation provisions.

The above description of the executive severance agreements is a summary and is qualified in its entirety by the executive severance agreements for Messrs. Hart and Iacopelli, which are filed as Exhibits 10.1 and 10.2 hereto, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
The following exhibits are furnished or filed, as applicable, with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Executive Severance Agreement, dated as of October 8, 2010, by and between Paul J. Hart and NYMAGIC, INC.

10.2	Executive Severance Agreement, dated as of October 8, 2010, by and between Thomas J. Iacopelli and NYMAGIC, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NYMAGIC, INC.

By:	/s/ Thomas J. Iacopelli

Name:	Thomas J. Iacopelli
Title:	Chief Financial Officer and Treasurer

Dated: October 21, 2010